As filed with the Securities and Exchange Commission on February 7, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

TERRASCEND CORP.

(Exact name of registrant as specified in its charter)

Ontario	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3610 Mavis Road Mississauga, Ontario	L5C 1W2
(Address of Principal Executive Offices)	(Zip Code)

TerrAscend Corp. Stock Option Plan

TerrAscend Corp. Share Unit Plan

(Full title of the plans)

TerrAscend USA, Inc.

357 S. Gulph Rd. Suite 330

King of Prussia, PA 19406

(855) 837-7295

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing the information required by Part I of this Registration Statement on Form S-8 (the "Registration Statement") will be sent or given to participants in the TerrAscend Corp. Stock Option Plan and the TerrAscend Corp. Share Unit Plan (collectively, the "Plans") in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by TerrAscend Corp. (the "Registrant") with the Commission, are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Registration Statement on Form 10 (File No. 000-56363), as amended, filed with the Commission on November 2, 2021, December 22, 2021 and January 20, 2022, and as may be subsequently amended;

(b)	the Registrant’s Current Report on Form 8-K, filed with the Commission on January 11, 2022; and

(c)	the description of the Registrant’s common shares included in Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed with the Commission on December 22, 2021 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is subject to the provisions of Part IX “Directors and Officers” of the Business Corporations Act (Ontario) (the “OBCA”).

Under 136 of the OBCA, the Registrant may indemnify a director or officer of the corporation, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity of another entity, (collectively, the “Indemnified Persons”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity.

Notwithstanding the foregoing, the OBCA provides that an Indemnified Person is entitled to indemnity from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described in above, if the individual seeking an indemnity:

(a)  was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done;

(b)  the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request; and

(c)  if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

As contemplated by the Registrant's by-laws (the “By-laws”) and the OBCA, the Registrant has acquired and maintains liability insurance for its directors and officers against any liabilities and in any amounts as determined by the Board, and as permitted by the OBCA. The Registrant may also advance funds to a director, officer or other individual for the costs, charges and expenses of a proceeding, however; the individual shall repay the funds if the individual does not fulfill conditions pursuant to the OBCA.

An individual may apply to the court for an order approving an indemnity under the OBCA, and the court may so order and make any further order it thinks fit. The court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

The Registrant has entered into indemnification agreements (the “Indemnity Agreements”) with certain of its directors and executive officers. Under these Indemnity Agreements, each such director and executive officer is entitled, subject to the terms and conditions thereof, to the right of indemnification and contribution for certain expenses to the fullest extent permitted by applicable law. The Registrant believes that these Indemnity Agreements are necessary to attract and retain qualified individuals to serve as directors.

The foregoing is only a general summary of certain aspects of the laws of Ontario, the By-laws and the form of Indemnity Agreement, in each case dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the relevant provisions of the OBCA; the By-laws, which are incorporated by reference as Exhibit 4.4 to this Registration Statement; and the form of Indemnity Agreement, which is on file with the Commission.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Articles of TerrAscend Corp., dated May 22, 2020 (incorporated by reference to Exhibit 3.1 of the Registrant's registration statement on Form 10 filed on November 2, 2021, File No. 000-56363).
4.2	Articles of Amendment to the Articles of TerrAscend Corp., dated November 30, 2018 (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registrant's registration statement on Form 10 filed on December 22, 2021, File No. 000-56363).
4.3	Articles of Amendment to the Articles of TerrAscend Corp., dated May 22, 2020 (incorporated by reference to Exhibit 3.3 of Amendment No. 1 to the Registrant's registration statement on Form 10 filed on December 22, 2021, File No. 000-56363).
4.4	By-laws of TerrAscend Corp., dated March 7, 2017 (incorporated by reference to Exhibit 3.3 of theRegistrant's registration statement on Form 10 filed on November 2, 2021, File No. 000-56363).
4.5	TerrAscend Corp. Stock Option Plan (incorporated by reference to Exhibit 10.16 of Amendment No. 1 to the Registrant's registration statement on Form 10, filed on December 22, 2021, File No. 000-56363).
4.6	Form of Option Agreement (incorporated by reference to Exhibit 10.18 of Amendment No. 2 to the Registrant's registration statement on Form 10 filed on January 20, 2022, File No. 000-56363).
4.7	TerrAscend Corp. Share Unit Plan (incorporated by reference to Exhibit 10.18 of Amendment No. 1 to the Registrant's registration statement on Form 10 filed on December 22, 2021, File No. 000-56363).
4.8	Form of Share Unit Agreement (incorporated by reference to Exhibit 10.20 of Amendment No. 2 to the Registrant's registration statement on Form 10 filed on January 20, 2022, File No. 000-56363).

5.1*	Opinion of Norton Rose Fulbright Canada.
23.1*	Consent of MNP LLP.
23.2*	Consent of Norton Rose Fulbright Canada (included in Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature pages of this Registration Statement).
107*	Filing Fee Table

*	Filed with this Registration Statement.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 7, 2022.

TERRASCEND CORP.

By:	/s/ Keith Stauffer
Keith Stauffer
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith Stauffer as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 2022.

Signature	Title

/s/ Jason Wild Jason Wild	Executive Chairman and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Keith Stauffer Keith Stauffer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Craig Collard	Director
Craig Collard

/s/ Richard Mavrinac	Director
Richard Mavrinac

/s/ Ed Schutter	Director
Ed Schutter

/s/ Lisa Swartzman	Director
Lisa Swartzman

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of TerrAscend Corp. in the United States, on the 7th day of February, 2022.

TERRASCEND USA, INC.

By:	/s/ Keith Stauffer
Name:	Keith Stauffer
Title:	Chief Financial Officer